UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 14, 2020

Sanchez Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3000
Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner
interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

As previously disclosed, on August 11, 2019, Sanchez Energy Corporation (“SN”) and certain of its subsidiaries, consisting of SN Palmetto, LLC, SN Marquis LLC, SN Cotulla Assets, LLC, SN Operating, LLC, SN TMS, LLC, SN Catarina, LLC, Rockin L Ranch Company, LLC, SN Payables, LLC, SN EF Maverick, LLC (“SN Maverick”) and SN UR Holdings, LLC (collectively with SN, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are jointly administered under the caption In re Sanchez Energy Corporation, Case No. 19-34508.

On April 30, 2020, the Bankruptcy Court entered the Order Approving Disclosure Statement and Confirming Second Amended Joint Chapter 11 Plan of Reorganization of Sanchez Energy Corporation and Its Debtor Affiliates, which approved and confirmed the Second Amended Joint Chapter 11 Plan of Reorganization of Sanchez Energy Corporation and Its Debtor Affiliates (as amended, modified or supplemented from time to time, the “Plan”). The effective date of the Plan (the “Effective Date”) will occur as soon as all conditions precedent to the Plan have been satisfied.

Item 1.01Entry into a Material Definitive Agreement

On June 14, 2020, Sanchez Midstream Partners LP (the “Partnership”) and Sanchez Midstream Partners GP LLC, the sole general partner of the Partnership (the “General Partner”), (A) each entered into, (B) caused and approved the Partnership’s wholly-owned subsidiaries Catarina Midstream LLC (“Catarina Midstream”) and Seco Pipeline, LLC (“Seco Pipeline”) entering into, and (C) approved Carnero G&P LLC (“Carnero G&P”), a joint-venture in which the Partnership owns a fifty percent (50%) interest, entering into, in each case, that certain Amendment Agreement (the “Amendment”) with the Debtors, SP Holdings, LLC, the sole member of the General Partner (“SP Holdings”), and TPL SouthTex Processing Company LP (“Targa”, and collectively with each of the Partnership, the General Partner, Caterina Midstream, Seco Pipeline, Carnero G&P, the Debtors and SP Holdings, the “Parties”, and each a “Party”) to amend that certain Settlement Agreement (the “Settlement Agreement”) previously entered into by and among the Parties on June 6, 2020 (the “Settlement Agreement”). A summary of the terms of the Amendment is set forth below.

Pursuant to the Amendment, among other things, (i) effective as of the date in which the Bankruptcy Court enters into an order that is reasonably acceptable to the Parties pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure approving the Settlement Agreement, each of the Carnero Agreements (as defined in the Settlement Agreement) and the Catarina Gathering Agreement (as defined in the Settlement Agreement) will be deemed assumed or otherwise ratified for all purposes under the Plan (but not amended by the applicable agreements contemplated by the Settlement Agreement) and (ii) effective as of the Closing Date (as defined in the Settlement Agreement), each of the Carnero Agreements and the Catarina Gathering Agreement will be amended by the applicable agreements contemplated by the Settlement Agreement, and the terms of the Carnero Agreements and the Catarina Gathering Agreement, as amended by the applicable agreement contemplated by the Settlement Agreement, will automatically be effective as of the Closing Date.

In addition, pursuant to the Amendment, consummation of the transactions contemplated by the Settlement Agreement is subject to satisfaction or waiver, among other things, of the condition precedent that the Bankruptcy Court has entered into one or more orders (none of which are subject to a stay imposed by a court of competent jurisdiction) approving the Debtors’ assumption of the Assumption Agreements as described in the Settlement Agreement (the “Assumption Order(s)”), and for the Assumption Agreements that are not assumed pursuant to an Assumption Order (if any), such Assumption Agreements have been deemed assumed pursuant to the Plan; provided that with respect to any Assumption Agreements that the Bankruptcy Court determines are not subject to assumption under Section 365 of the Bankruptcy Code (if any), entry of one or more orders by the Bankruptcy Court (none of which shall be subject to a stay imposed by a court of competent jurisdiction) finding that, in each case, such Assumption Agreements continue to be binding upon the Debtor parties thereto.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1

Amendment Agreement, dated as of June 14, 2020, by and among Sanchez Energy Corporation, SN Palmetto, LLC, SN Marquis LLC, SN Cotulla Assets, LLC, SN Operating, LLC, SN TMS, LLC, SN Catarina, LLC, Rockin L Ranch Company, LLC, SN Payables, LLC, SN EF Maverick, LLC, SN UR Holdings, LLC, Catarina Midstream, LLC, Carnero G&P LLC, Seco Pipeline, LLC, Sanchez Midstream Partners LP, Sanchez Midstream Partners GP, LLC, SP Holdings, LLC, and TPL SouthTex Processing Company LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ MIDSTREAM PARTNERS LP
By: Sanchez Midstream Partners GP LLC, its general partner

Date: June 18, 2020	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary